UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2022

SUPER MICRO COMPUTER, INC.
(Exact name of registrant specified in its charter)

Delaware	001-33383	77-0353939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
980 Rock Avenue, San Jose, California 95131
(Address of principal executive offices, including Zip Code)
(408) 503-8000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SMCI	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
Loan Agreement with Cathay Bank

On May 19, 2022 (the “Effective Date”), Super Micro Computer, Inc., a Delaware corporation (the “Company”), entered into a Loan Agreement (the “Loan Agreement”) with Cathay Bank (the “Bank”) pursuant to which the Bank has agreed to provide a revolving line of credit of up to $132 million (the “Commitment”) for the five-year period following the Effective Date. On the fifth anniversary of the Effective Date, the total outstanding borrowings under the Loan Agreement will automatically be converted into a five-year term loan. The interest rate under the Loan Agreement is based upon either the SOFR index or prime rate index, at the Company’s quarterly election, plus a tiered spread that is based upon the average amounts deposited by the Company at the Bank as a percentage of the Commitment. The spread is either 1.65% or 2.0% if the index is SOFR index, or 1.25% or 1.00% if the spread is the prime rate index with the higher spread applying in each case if an amount less than 25% of the facility amount is on deposit with the Bank. Interest is payable monthly during the five-year period following the Effective Date. After conversion to a term loan on the fifth anniversary of the Effective Rate, interest is payable monthly based on a 20-year amortization schedule with the unpaid balance due at maturity. The Loan Agreement has customary default provisions and is cross defaulted with other indebtedness to the extent such default causes a material adverse effect with respect to the Commitment. The Company is required to comply with certain covenants, including maintaining a fixed charge coverage ratio of at least 1:15:1.00. The Company is required to pay the Bank an unused facility fee in the amount of 0.15% per annum of the undrawn Commitment payable quarterly in arrears.

Borrowings under the Loan Agreement are secured against certain of the Company’s properties located in San Jose, California (the “Collateral”). The Company has agreed to indemnify the Bank with respect to certain environmental matters with respect to the Collateral. The Collateral is subject to re-appraisal every two years at the election of the Bank, and the Bank reserves the right to reduce the Commitment in accordance with such appraised values.

The Company intends to use borrowings under the Loan Agreement for general corporate purposes to support our growth, including but not limited to working capital, inventory procurement, and investment in capital expenditures.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Loan Agreement dated as of May 19, 2022 between Cathay Bank and Super Micro Computer, Inc.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPER MICRO COMPUTER, INC.

Date: May 20, 2022	By:	/s/ Charles Liang
President, Chief Executive Officer and Chairman of the Board